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                                                                    Exhibit 4.3



                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT, dated as of ___________, 2001 (Escrow Agreement), is by and between PODS, INC. ("Company"); and SUNTRUST BANK, a national banking association, as Escrow Agent hereunder (Escrow Agent).

                                   BACKGROUND

         A. Company is offering a minimum of $1,000,000 and a maximum of $10 million of Series A Subordinated Convertible Debentures of the Company (the Debentures) at par, pursuant to a registered public offering which includes a Prospectus dated ___________, 2001, and attached hereto as Exhibit A (the Prospectus).

         B.       In accordance with the Prospectus, subscribers for Debentures

(the Subscribers and individually, a Subscriber) will be required to submit full payment to the Escrow Agent for their respective investments at the time they deliver an order to purchase Debentures, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

         C. In order to establish the escrow of funds and to effect the provisions of the Prospectus, the parties hereto have entered into this Escrow Agreement.


                             STATEMENT OF AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings when used herein:

                  "Cash Investment" shall mean the dollar amount of Debentures purchased by any Subscriber as set forth in the Prospectus.

                  "Cash Investment Instrument" shall mean a check, money order or similar instrument, made payable to the "SunTrust, Escrow Account," in full payment for the Debentures to be purchased by any Subscriber. The minimum amount of Debentures to be purchased by any Subscriber has been set in the Prospectus at Twenty-Five Thousand Dollars.

                  "Debentures" shall have the meaning set forth in the section of this Escrow Agreement titled "Background."

                  "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, together with any interest and other income thereon.

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                  "Minimum Offering" shall mean Debentures in the aggregate
principal amount of $1,000,000.

                  "Minimum Offering Notice" shall mean a written notification by Company which shall specify that subscriptions for the Minimum Offering have been received; that, to the best of Company's knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that amount of Debentures equal to or greater than the Minimum Offering have been received, deposited with and collected by Escrow Agent; and that such subscriptions have not been withdrawn, rejected or otherwise terminated.

                  "Subscriber" or" Subscribers" shall have the meaning set forth in the section of this Escrow Agreement titled "Background."

                  "Subscription Accounting" shall mean an accounting of all subscriptions for Debentures received and accepted by Company as of the date of such accounting, indicating for each subscription the Subscriber's name, social security number and address, the number and total purchase price of subscribed Debentures, the date of receipt by Escrow Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Company, or other termination, for whatever reason, of such subscription.

         2. Appointment of and Acceptance by Escrow Agent. Company hereby appoints Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

         3.       Deposits into Escrow.


                  a. Until the receipt by the Escrow Agent of Cash Investment Instruments totaling $1,000,000, upon receipt by Escrow Agent of any Cash Investment Instrument for the purchase of Debentures, Escrow Agent shall deposit the Cash Investment Instrument into the following escrow account:


                               SunTrust Bank
                               Tampa, FL  ABA # ____________
                               _____________________________
                               FFC: (*TBD*)
                               ATTN: _______________________

Each such deposit shall be accompanied by the following documents:

         (1) a report containing such Subscriber's name, social security number or taxpayer identification number, address and other information required for withholding purposes;

         (2)      a Subscription Accounting; and


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         (3)      instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

         ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST COMPANY UNTIL RELEASED TO COMPANY IN ACCORDANCE WITH SECTION 4(a) HEREOF.

                  b. Company understands and agrees that all checks and similar instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent's sole obligation shall be to notify Company of such dishonor and to forward such Cash Investment Instrument to Company to take whatever action it deems necessary. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment of the funds represented thereby has been made by Escrow Agent, Company shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

         Upon receipt of any Cash Investment Instrument that represents payment less than or greater than the Cash Investment, Escrow Agent's sole obligation shall be to notify Company of such fact and to return such Cash Investment Instrument to the Subscriber.

                  c. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, "SunTrust Bank, Escrow Account," and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

         4.       Disbursements of Escrow Funds.


                  a. Completion of Minimum Offering. Subject to the provisions of Section 10 hereof, Escrow Agent shall pay to Company the liquidated value of the Escrow Funds, by certified or bank check or by wire transfer, no later than fifteen (15) business days following receipt of the following documents:

                        (1)   A Minimum Offering Notice;

                        (2) Subscription Accounting, substantiating the sale of the Minimum Offering; and

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                        (3)   Such other certificates, notices or other
                              documents as Escrow Agent shall reasonably require.

         Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow Funds to Company if Escrow Agent has grounds to believe that Cash Investment Instruments in full payment for that number of Debentures equal to or greater than the Minimum Offering have not been received, deposited with and collected by the Escrow Agent.


         After the disbursement of Escrow Funds to Company pursuant to this
Section 4(a), Escrow Agent shall pay to Company any additional funds received with respect to the Debentures, by certified or bank check or wire transfer, no later than fifteen (15) business days after receipt.


                  b. Rejection of Any Subscription or Termination of the Offering. No later than fifteen (15) business days after receipt by Escrow Agent of written notice (i) from Company that Company intends to reject a Subscriber's subscription, or (ii) from Company that there will be no closing of the sale of Debentures to Subscribers, Escrow Agent shall pay to the applicable Subscriber(s), by certified or bank check and by first class mail, the amount of the Cash Investment paid by each Subscriber with interest earned thereon.


                  c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before July 15, 2001, Escrow Agent shall, within fifteen (15) business days after such date and without any further instruction or direction from Company, return to each Subscriber, by certified or bank check and by first class mail, the Cash Investment made by such Subscriber, together with interest earned thereon.


         5. Suspension of Performance or Disbursement Into Court. If, at any time, there shall exist any dispute between Company, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if Company has not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  a. suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 6 hereof; and/or


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                  b.    petition (by means of an interpleader action or any
other appropriate method) any court of competent jurisdiction in Tampa, Florida, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Company, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

         6. Investment of Funds. Escrow Agent shall invest and reinvest the Escrow Funds as Company shall direct (subject to applicable minimum investment requirements) in writing; provided, however, that no investment or reinvestment may be made except in the following:

                  a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

                  b. money market mutual funds which invest solely in United States Treasury securities which are direct obligations of the United States of America or repurchase agreements that are fully collateralized by direct obligations of the United States of America.

         If Escrow Agent has not received written instructions from Company at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instructions have been received, in investments described in clause (b) above. Each of the foregoing investments shall be made in the name of Escrow Agent in its stated capacity as escrow agent. No investment shall be made in any instrument or security that has a maturity of greater than ninety (90) days. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Company, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any written investment instruction of Company received by Escrow Agent after ten o'clock, a.m., Tampa, Florida, time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Tampa, Florida, are open for business.

         7. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten
(10) days' prior written notice to Company or may be removed, with or without cause, by Company, in writing, at any time by the giving of ten (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein below. Upon any such notice of resignation or removal, Company shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and



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surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as escrow agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

         8.       Liability of Escrow Agent.

                  a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds to either the Company or the Subscribers except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Company and Subscribers release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds or any account in which Escrow Funds are deposited or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Company and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Company or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Company or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  b. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its



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sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         9.       Indemnification of Escrow Agent. Subject to the provisions of
Section 8(a), from and at all times after the date of this Escrow Agreement, Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, or any act or omission whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Company in writing, and Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Company shall be required to pay such fees and expenses (a) Company agrees to pay such fees and expenses, or (b) Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding,
(c) Company is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Company. Company shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of Company under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.


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         10.      Compensation to Escrow Agent.


                  a. Fees and Expenses. Company shall compensate Escrow Agent for its services hereunder in accordance with as separately agreed upon and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including reasonable attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the foregoing compensation and reimbursement obligations shall be payable by Company upon demand by Escrow Agent. The obligations of Company under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.


                  b. Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (to the extent of Company's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Agent shall notify Company of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Company copies of all related invoices and other statements.

                  c. Security and Offset. Company hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Company's rights thereto) to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the extent of Company's rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Company shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

         11. Representations and Warranties. Company makes the following representations and warranties to Escrow Agent:

                  a. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                  b. This Escrow Agreement has been duly approved by all necessary corporate action of Company, including any necessary shareholder approval, has been executed by duly authorized officers of Company, and constitutes a valid and binding agreement of Company, enforceable in accordance with its terms.


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

                  c. The execution, delivery, and performance by Company of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Company, any applicable law or regulation, any court order or administrative ruling or decree to which Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Company is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Prospectus, and the allocation of interest and other earnings to Subscribers, as set forth in Sections 4(b) and 4(c) hereof, has been properly described therein.

                  d. No party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  e. Company hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Debentures or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Debentures other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

                  f. All of the representations and warranties of Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

         12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Middle District of Florida shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court of Hillsborough County of Florida shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

         13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

         If to Company at:                PODS, Inc.
                                          6061 45th Street North
                                          St. Petersburg, Florida  33714
                                          ATTENTION:  Thomas M. Calcaterra
                                          Facsimile Number:  (727) 520-0830

         If to the Escrow
         Agent at:                        SunTrust Bank
                                          as Escrow Agent
                                          401 East Jackson Street, 19th Floor
                                          Tampa, Florida 33601-3303
                                          ATTENTION: ________________________
                                          Facsimile Number: (813) ___________

or to such other address as each party may designate for itself by like notice.


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         14.      Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Company and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

         16. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Florida without giving effect to the conflict of laws principles thereof.

         17. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

         18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Company and Escrow Agent.

         19. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

         20. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 hereof,


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

this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds, except for its obligations under the last paragraph of Section 4(a).


         21. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of Company and become pecuniarily interested in any transaction in which Company may be interested, and contract and lend money to Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Company or any other entity.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                     PODS, INC.

                                     a Florida corporation

[CORPORATE SEAL]                     By:
                                         --------------------------------------
ATTEST:
                                     Title:
--------------------                        -----------------------------------
    Secretary



                                     SUNTRUST BANK, AS ESCROW AGENT

                                     By:
                                         --------------------------------------

                                     Title:
                                            -----------------------------------



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

                                   Exhibit A

                                   Prospectus





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